EXHIBIT 99.1

IBM Completes Separation of Kyndryl November 4, 2021 On November 3, 2021, IBM completed the separation of Kyndryl into an independent publicly traded company. Today, IBM is filing an 8-K, as required by the SEC, which provides historical pro forma financial statements for IBM. This article is one of a series IBM is posting to help investors better understand its historical profile and reporting implications post-separation. It builds upon the information included in the investor article posted on September 28, 2021. In conjunction with today’s 8-K filing, IBM is providing: x a view of IBM’s 2020 net income baseline, consistent with the revenue and free cash flow baseline previously discussed, an updated schedule of future investor communications, including plans to provide additional information on fourth quarter discontinued operations. x IBM Historical Net Income Considerations As IBM previously stated, in accordance with U.S. Generally Accepted Accounting Principles (GAAP), Kyndryl’s historical financial results will now be reported as discontinued operations within IBM’s consolidated financial reporting. As a reminder, IBM discontinued operations does not include historical intercompany transactions between IBM and Kyndryl, which were previously eliminated in consolidation. It also does not include the spending for shared services (e.g., finance, marketing, human resources, tax, legal, global sales coverage) that has already been transferred to Kyndryl. Therefore, IBM’s historical recast of continuing operations does not represent its go-forward continuing operations profile. As shown in today’s 8-K, IBM’s 2020 continuing operations (GAAP) net income is $3.9 billion. Adjusting for the above referenced items, as well as other smaller items, results in continuing operations net income baseline of $5.6 billion, or a continuing operations operating (non-GAAP) net income baseline of $7.7 billion. For perspective, these include significant charges for structural actions taken in fourth quarter 2020. Given these charges were taken at year end, they did not impact free cash flow in the period. 1

Future communications IBM intends to provide additional information on fourth quarter 2021 discontinued operations later in November. This will allow investors and analysts to align their expectations to the company’s continuing operations reporting basis ahead of its earnings report in January. Further, IBM expects to provide a view of its 2020 and year-to-date 2021 quarterly historical results on a continuing operations basis by the end of the year to facilitate an update to detailed historical models. To help investors understand the growth dynamics after the separation, IBM intends to provide insight into the revenue growth contribution from the incremental Kyndryl external sales during its earnings reporting for the first year after separation. Additional information can be found on IBM’s Investor Relations website (www.ibm.com/investor). 2

Exhibit 1: Schedule of Investor Communications Exhibit 2: IBM 2020 Income Statement Financial Reporting and Baseline 3

Forward-looking statements and non-GAAP information: Except for the historical information and discussions contained herein, certain statements made in this investor relations article may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance. Those statements by their nature address matters that are uncertain to different degrees. Those statements involve a number of factors that could cause actual result s to differ materially. Additional information concerning these factors is contained in the company’s filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. Any forward-looking statement made speaks only as of the date on which it is made. Except as required by law, the company assumes no obligation to update or revise any forward -looking statements. This article, the below-mentioned rationale for management’s use of non-GAAP metrics and the below-mentioned reconciliations are integrally related and are intended to be presented and understood together. In an effort to provide additional and useful information regarding IBM’s historical results and forward-looking financial information on a continuing o perations basis, as determined by generally accepted accounting principles (GAAP), these materials contain non -GAAP financial measures, specifically 2020 free cash flow and operating net income, as well as a post-separation modeled free cash flow estimate and pro forma net income. The rationale for management’s use of non-GAAP information and a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures are included in Exhibit 99.2 to the company’s Form 8-K furnished with the SEC on November 4, 2021. 4